                                                                      Exhibit 2b

                            CERTIFICATE OF AMENDMENT

                                       TO

                                RESTATED BY-LAWS

                                       OF

                      PAINEWEBBER MANAGED INVESTMENTS TRUST

         The undersigned, being Vice President and Secretary of PaineWebber Managed Investments Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the Restated By-Laws of the Trust dated November 19, 1997 in the manner provided in such Restated By-Laws of the Trust, at meetings held on May 9, 2001 and September 20, 2001:

                  RESOLVED, that the Restated By-Laws dated November 19, 1997 be, and they hereby are, amended to change the name of the Trust from "PaineWebber Managed Investments Trust" to "Brinson Managed Investments Trust" in the following manner:

                  The Article I, Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

                  "Section 1.01. Declaration of Trust: These Restated By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Brinson Managed Investments Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust")."

          and be it further

                  RESOLVED, that the Restated By-Laws dated November 19, 1997 be, and they hereby are, amended by adding a new Article III, Section
         3.06 to read as follows:

                   "Retirement: Each Trustee who has attained the age of seventy-two (72) years shall retire from service as a Trustee on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust."

Dated: October 26, 2001
                                          By: /s/ Amy R. Doberman
                                              ----------------------------------
                                          Name:  Amy R. Doberman
                                          Title: Vice President and Secretary


New York, New York (ss)

On this 26th day of October, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


                                                  /s/ Evelyn De Simone
                                           -------------------------------------
                                                       Notary Public